Exhibit 99.9

VOTING RIGHTS PROXY AGREEMENT

This Voting Rights Proxy Agreement (the “Agreement”) is entered into in Xinglong Industry Park, Yanzhou City, Jining, , Shandong, China (“PRC” or “China”) as of August 31, 2016 by and among YibaoConfucian Co., Ltd (“Party A”) and the undersigned shareholders (the “Shareholders”) of Shangdong Confucian Biologics Co. Ltd (“Party B”). Party A and the Shareholders are each referred to in this Agreement as a “Party” and collectively as the “Parties”. The Party B is made a party to this Agreement for the purpose of acknowledging the Agreement.

RECITALS

1. Party A, a company incorporated in Hong Kong, specializes in the research and development of expertise in the business of manufacturing and distribution of various dietary supplements (collectively the “Business”). Party A and the Party B have entered into a certain Consulting Services Agreement dated August 31, 2016 (the “Consulting Services Agreement”) in connection with the Business.

2. The Shareholders are shareholders of the Party B, each legally holding such amount of equity interest of the Party B as set forth on the signature page of this Agreement and collectively holding 100% of the issued and outstanding equity interests of the Party B (collectively the “Equity Interest”).

3. In connection with the Consulting Services Agreement, the Parties have entered into a certain Operating Agreement dated August 31, 2016, pursuant to which the Shareholders now desire to grant to Party A a proxy to vote the Equity Interest for the maximum period of time permitted by law in consideration of Party A’s obligations thereunder.

NOW THEREFORE, the Parties agree as follows:

1. The Shareholders hereby agree to irrevocably grant and entrust Party A, for the maximum period of time permitted by law, with all of their voting rights as shareholders of the Party B. Party A shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of the Party B.

2. Party A may establish and amend rules to govern how Party A shall exercise the powers granted by the Shareholders herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize the exercise of the voting rights granted by the Shareholders, and Party A shall only proceed in accordance with such rules.

3. The Shareholders shall not transfer or cause to be transferred the Equity Interest to any party (other than Party A or such designee of Party A). Each Shareholder acknowledges that it will continue to perform its obligations under this Agreement even if one or more of other Shareholders no longer hold any part of the Equity Interest.

4. This Proxy Agreement has been duly executed by the Parties as of the date first set forth above, and in the event that a Party is not a natural person, then such Party’s action has been duly authorized by all necessary corporate or other action and executed and delivered by such Party’s duly authorized representatives. This Agreement shall take effect upon the execution of this Agreement.

5. Each Shareholder represents and warrants to Party A that such Shareholder owns such amount of the Equity Interest as set forth next to its name on the signature page below, free and clear of all liens and encumbrances, and such Shareholder has not granted to any party, other than Party A, a power of attorney or proxy over any of such amount of the Equity Interest or any of such Shareholder’s rights as a shareholder of Party B. Each Shareholder further represents and warrants that the execution and delivery of this Agreement by such Shareholder shall not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to such Shareholder.

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6. This Agreement may not be terminated without the unanimous consent of all Parties, except that Party A may, by giving a thirty (30) day prior written notice to the Shareholders, terminate this Agreement, with or without cause.

7. Any amendment to and/or rescission of this Agreement shall be in writing by the Parties.

8. The execution, validity, creation and performance of this Agreement shall be governed by the laws of PRC.

9. This Agreement shall be executed in four (4) duplicate originals in English, and each Party shall receive one (1) duplicate original, each of which shall be equally valid.

10. The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations. If the Parties cannot reach a settlement within 45 days following the negotiations, the dispute shall be submitted to be determined by arbitration through China International Economic and Trade Arbitration Commission (“CIETAC”) Shanghai Branch in accordance with CIETAC arbitration rules. The determination of CIETAC shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction.

[SIGNATURE PAGE FOLLOWS]

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[Signature Page]

IN WITNESS WHEREOF both parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

PARTY A:	YibaoConfucian Co., Ltd

Legal/Authorized Representative: /s/ Xiuhua Song
Name: Xiuhua Song
Title: General Manager

PARTY B:	Shangdong Confucian Biologics Co. Ltd

Legal/Authorized Representative: /s/ Xiuhua Song
Name: Xiuhua Song
Title: Director

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